Exhibit 99.2

May 26, 2005

Mark V. Asdourian, Esq.
Corporate Secretary & General Counsel
Universal Guardian Holdings, Inc.
4695 MacArthur Blvd. Suite 300
Newport Beach, California 92660

          Re:     Resignation from offices

Dear Mr. Asdourian:

          Please allow this letter to confirm that effective Thursday, May 26, 2005, I do and hereby resign my office as a member of the Boards of Directors of Universal Guardian Holdings, Inc. as well as Secure Risks, Ltd. I also hereby resign my position as Chief Operating Officer of Secure Risks, Ltd. as well as any other office I may hold in either entity or any of their respective subsidiaries and affiliates.

          Finally, please allow this letter to further confirm that my resignation as a director of Universal Guardian Holdings, Inc. and Secure Risks, Ltd. as well as my other resignations from office noted here are not a result of or due to any disagreement relating to the operations, policies or practices of Universal Guardian Holdings, Inc. and/or of any of its subsidiaries.

Very truly yours,

Michael Stannard